SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                 Date of Report  - August 6, 1998
                (Date of Earliest Event Reported)



                      Carpenter Technology Corporation
      (Exact Name of Registrant as specified in its charter)



        Delaware                   1-5828                   23-0458500
(State of Incorporation)    (Commission File No.)    (IRS Employer I.D. No.)


        101 West Bern Street, Reading Pennsylvania, 19601
             (Address of principal executive offices)






Registrant's telephone number, including area code:   (610) 208-2000






Item 5.   Other Events.


     On August 6, 1998, the Board of Directors of the Registrant approved a stock repurchase program for up to 1,250,000 or 5 percent of the outstanding shares of the Registrant's common stock. As of June 30, 1998, the Registrant had approximately 22.8 million shares of common stock outstanding.








                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 21, 1998             CARPENTER TECHNOLOGY CORPORATION (Registrant)





                                   By: /s/ John R. Welty
                                       -----------------
                                        John R. Welty
                                        Vice President
                                        General Counsel and Secretary